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                                                            EXHIBIT 9(b)(3)(iii)

                               AMENDMENT NO. 2
                      ADMINISTRATIVE SERVICES AGREEMENT

        The Administrative Services Agreement (the "Agreement"), dated October 18, 1993, by and between A I M Advisors, Inc., a Delaware corporation and A I M Fund Services, Inc. on behalf of the Portfolios and Classes of shares of the Funds set forth in appendix A thereto shall hereby be amended as follows:

        Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                 APPENDIX A

AIM EQUITY FUNDS, INC.

        AIM Aggressive Growth Fund
        AIM Charter Fund (Retail Class)
        AIM Constellation Fund (Retail Class)
        AIM Weingarten Fund (Retail Class)

AIM FUNDS GROUP (All Classes)

        AIM Balanced Fund
        AIM Government Securities Fund
        AIM Growth Fund
        AIM High Yield Fund
        AIM Income Fund
        AIM Municipal Bond Fund
        AIM Money Market Fund
        AIM Utilities Fund
        AIM Value Fund

AIM INTERNATIONAL FUNDS, INC. (All Classes)

        AIM International Equity Fund
        AIM Global Aggressive Growth Fund
        AIM Global Growth Fund
        AIM Global Income Fund

AIM INVESTMENT SECURITIES FUNDS

        AIM Adjustable Rate Government Fund
        Limited Maturity Treasury Portfolio (AIM Limited Maturity Treasury
        Shares)

AIM SUMMIT FUND, INC.


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AIM TAX-EXEMPT FUNDS, INC.

        AIM Tax-Exempt Cash Fund
        AIM Tax-Exempt Bond Fund of Connecticut
        Intermediate Portfolio (AIM Tax-Free Intermediate Shares)

SHORT-TERM INVESTMENTS CO.

        Prime Portfolio (All Classes)
        Liquid Assets Portfolio

SHORT-TERM INVESTMENTS TRUST

        Treasury Portfolio (All Classes)
        Treasury TaxAdvantage Portfolio

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: July 1, 1994


                                       A I M ADVISORS, INC.


Attest:/s/ NANCY L. MARTIN             By:/s/ ROBERT H. GRAHAM
       ------------------------           ---------------------------
       Assistant Secretary                 Robert H. Graham
                                           President

(SEAL)


                                       A I M FUND SERVICES, INC.

Attest:/s/ NANCY L. MARTIN             By:/s/ J. ABBOTT SPRAGUE
       ------------------------           ---------------------------
       Assistant Secretary                 J. Abbott Sprague
                                          Senior Vice President

(SEAL)